Exhibit 99

                             Press Release

                                 Dated

                             June 18, 2002










                              PRESS RELEASE



Today's date: June 18, 2002             Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on June 11, 2002, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on July 12, 2002, to stockholders of record at close of business on June 28, 2002.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of March 31, 2002, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $398.8 million, liabilities and deferred income of $362.5 million and stockholder's equity of $36.3 million.